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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
             AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             BUCKEYE PARTNERS, L.P.

      The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of Buckeye Partners, L.P. pursuant to the provisions of
Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

      FIRST: The name of the Limited Partnership is Buckeye Partners, L.P.

      SECOND: Article 4 of the Amended and Restated Certificate of Limited Partnership shall be amended to read in its entirety as follows:

            "General Partner. The name and the business address of the sole general partner of the Partnership is Buckeye Pipe Line Company LLC, a Delaware limited liability company, 5002 Buckeye Road, Emmaus, PA 18049."

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Amended and Restated Certificate of Limited Partnership on this 1st day of June, 2004.

                                        BUCKEYE PIPE LINE COMPANY LLC
                                        a Delaware limited liability company, as sole general partner

                                        By: /s/ Stephen C. Muther
                                            ----------------------------------
                                        Name: Stephen C. Muther
                                        Title: Senior Vice President -
                                               Administration, General Counsel
                                               and Secretary